UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 22, 2010, Security Federal Corporation, a South Carolina corporation (the "Company"), sold 82,906 shares of its common stock, $0.01 par value per share, to certain accredited investors who participated in the private placement. The purchase price of $10.00 per share was approved by the Board of Directors of the Company on October 21, 2010 and was based on independent valuation. The Company received net proceeds from the sale of these shares of approximately $829,060 and plans to use the net proceeds for general corporate purposes.

The shares of the Company's common stock sold in the offering were issued in reliance upon exemptions from registration available under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities". The Company relied upon information provided by each purchaser, including representations and warranties in the subscription agreement, to comply with the exemption from registration under Rule 506 of the Securities Act.

The Company's press release, dated December 23, 2010, regarding the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith and this list shall constitute the exhibit index:

Exhibit Number	Description of Exhibit

99.1	Press Release dated December 23, 2010 issued by Security Federal Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: December 22, 2010	By:	/s/Timothy W. Simmons
Timothy W. Simmons
President and Chief Executive Officer